LIONS GATE INVESTMENT LIMITED

A Nevada Corporation

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lions Gate Investment Limited (the "Company") on Form 10-QSB for the quarter ended April 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, N. Desmond Smith, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated June 13, 2003

/s/N. Desmond Smith

N. Desmond Smith,

President, C.E.O. and C.F.O.